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                                                                   EXHIBIT 10.1


                   PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


         THIS PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS ("Agreement") dated, for reference purposes only, October 9, 1996, is between VICTORSON & ASSOCIATES, INC., a Nevada corporation and FRED VICTORSON, individually (collectively "Seller"), and AMERICAN CASINO ENTERPRISES, INC., a Nevada corporation ("Buyer").

         This Agreement is entered into with reference to the recitals set forth in Article 1 and constitutes (i) a contract of purchase and sale between the parties, and (ii) escrow instructions to United Title of Nevada ("Escrow Agent" and "Title Company"), whose consent appears at the end of this Agreement.

                               ARTICLE 1- Recitals

         1.1 The Property. Seller is the present optionee under that certain Option to Purchase Real Property dated March 9, 1996, entered into by and between LOS REYES CORPORATION, as Optionor ("Los Reyes"), and Seller, as Optionee, pursuant to which Seller has been granted the exclusive option to purchase (the "Los Reyes Option") that certain real property located in Clark County, Nevada, as more particularly described in Exhibit "A" attached hereto and by this reference made a part hereof, together with all water rights and other appurtenances and entitlements appurtenant to or used in connection therewith (the "Property").

         1.2 Intention of the Parties. Seller has exercised the Los Reyes Option, and concurrently with Seller's purchase of the Property pursuant to the closing of the Los Reyes Option (the "Los Reyes Closing") Buyer intends to purchase, and Seller intends to sell, the Property pursuant to the provisions of this Agreement.

                           ARTICLE 2 - Purchase Price

         2.1 Amount of Purchase Price. In consideration of the covenants contained in this Agreement, Seller will sell, and Buyer will purchase, the Property upon the terms and conditions set forth in this Agreement for a total purchase price of FIVE MILLION TWO HUNDRED THOUSAND AND NO/100THS DOLLARS ($5,200,000.00), together with Buyer's share of the Closing Costs (below defined) (collectively, the "Purchase Price") payable as below provided.

         2.2 Method of Payment. THREE MILLION FIVE HUNDRED TWENTY-SEVEN THOUSAND SEVEN HUNDRED EIGHTEEN AND NO/l00THS DOLLARS ($3,527,718.00), of the Purchase Price shall be paid at Closing (below defined) in U.S. currency, cashier's check issued by a bank or other depository acceptable to Escrow Agent, or via wire-transferred funds ("Immediately Available Funds"). The balance of the Purchase Price shall be deemed paid pursuant to Buyer's taking title to the Property subject to the existing note ("Note") secured by a deed of trust presently encumbering the Property; provided, however, that Buyer shall, as between Buyer and Seller, assume the Note and make all required payments thereafter so long as Buyer continues to own the Property.

                               ARTICLE 3 - Escrow

         3.1 Opening. Immediately upon Buyer's and Seller's mutual execution and delivery of this Agreement, Buyer shall deliver to Escrow Agent a copy of a fully executed original of this Agreement. The date by which such delivery is made shall be the "Escrow Opening Date." This Agreement shall serve as escrow instructions to Escrow Agent, and Escrow Agent is hereby authorized and instructed to act in accordance with the terms of this Agreement. The parties shall execute any additional instructions to Escrow Agent necessary to carry out the terms and conditions of this Agreement, provided such escrow instructions shall be subject to approval by the parties hereto. The terms of the escrow instructions shall not supersede the terms of this Agreement; and in the event of conflict, the terms of this Agreement shall be controlling, unless a contrary intent is clearly indicated by the parties.
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         3.2 Closing. Escrow shall close on the earlier of (1) five (5) days from the date of execution of this Agreement by both parties; (b) October 8, 1996; or (c) the date upon which the Los Reyes Closing occurs (the "Closing Date"), but in no event later than October 10, 1996. The Closing is subject to the condition that the Los Reyes Closing occurs concurrently with the Closing of this transaction.

        ARTICLE 4 - Conditions Precedent to Buyer's Obligation to Perform

         4.1 Buyer's duty to perform its obligations under this Agreement is expressly made contingent upon the satisfaction of each of the following conditions precedent:

                  4.1.1 Title Matters. Immediately upon the Escrow Opening Date, Seller shall delivery to Buyer a preliminary title report ("Title Report") for the Property. Buyer shall have until 5:00 p.m. on the day which is two (2) days prior to the Closing Date to notify Seller and Escrow Agent, in writing, of Buyer's objection to one or more of the title exceptions and/or conditions shown therein. Buyer's failure to notify Seller and Escrow Agent, in writing, of Buyer's objection to any exceptions and/or conditions within such time period shall constitute Buyer's approval of the Title Report, whereupon this contingency shall be deemed fully met and satisfied; subject, however, to Buyer's right to approve matters which are disclosed by Title Company subsequent to the receipt by Buyer of the Title Report, such right of approval being reserved only as to such new matters. In the event Buyer objects to any such conditions of title as reflected in the Title Report, Seller shall use its best efforts to remove such exceptions prior to Closing. In the event Seller fails to satisfy Buyer's objections prior to or at Closing, then Buyer shall elect either
(i) not to close the transaction contemplated hereby, in which event this Agreement shall be of no further force or effect; or (ii) to close the Escrow with no reduction in the Purchase Price. All exceptions and conditions to title accepted, or deemed accepted, by Buyer pursuant to this Section 4.1.1 are "Permitted Title Exceptions."

                  4.1.2 Materials. Immediately upon the Escrow Opening Date, Seller shall make available to Buyer, at no cost to Buyer, copies of all maps, surveys, engineering studies, soils reports, Seller's contracts with architects and engineers, if any, and other similar documentation relating to the Property which are in Seller's possession (collectively, the "Materials"). Seller hereby authorizes any consultants who have prepared any of the materials for Seller to discuss the same openly and directly with Buyer. However, Seller has not made, and hereby expressly disclaims, any express or implied representation or warranty whatsoever as to the truth, accuracy or completeness of any of the Materials or their fitness for any particular use or purpose. The foregoing obligation of Seller to deliver Materials to Buyer shall be continuing in nature and shall include, without limitation, delivery of all Materials received by Seller pursuant to the Los Reyes Closing.

                        ARTICLE 5 - Deliveries at Closing

         5.1 Buyer's Deliveries. Buyer shall deliver to Escrow Agent, on or before Closing, the following:

                  5.1.1 Purchase Money. The Purchase Price in the form provided for in Section 2.2.

                  5.1.2 Additional Documentation. Such additional documents and instruments as may be reasonably required by Escrow Agent to consummate the Closing.

         5.2 Seller's Deliveries. Seller shall deliver to Escrow Agent, on or before Closing, the following:

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                  5.2.1 The Seller's Deed. A grant, bargain and sale deed on
Escrow Agent's standard form (the "Seller's Deed") conveying the Property to Buyer signed and acknowledged by Seller.

                  5.2.2 Seller's IRS Section 1445 Affidavit. An Affidavit on Escrow Agent's standard form executed in satisfaction of the requirements of
Section 1445 of the United States Internal Revenue Code.

                  5.2.3 Seller's Charges. If the funds deposited with Escrow Agent by Buyer are insufficient to (i) discharge all record encumbrances other than Permitted Title Exceptions and (ii) pay the charges to Seller under the Article of this Agreement entitled "Prorations, Fees and Costs," Seller shall deliver to Escrow Agent sufficient funds and instruments to discharge and pay such encumbrances and charges.

                             ARTICLE 6 - The Closing

         6.1 Conditions to Closing. Escrow Agent shall close Escrow (the "Closing") on or before the Closing Date. Escrow Agent shall effect the Closing by (i) filing for record the Seller's Deed (and such other documents as may be necessary to procure the title policy); and (ii) delivering funds and documents to the parties as appropriate WHEN AND ONLY WHEN each of the following conditions has been satisfied:

                  6.1.1 Deliveries. All funds and documents described in Article 5 have been delivered to Escrow Agent.

                  6.1.2 Conditions Precedent. All of the conditions precedent in
Article 4 have been satisfied or waived in the manner set forth therein.

                  6.1.3 Closing Statement. Escrow Agent shall have delivered to the parties and the parties shall have approved the proposed Closing statement.

                  6.1.4 Title Policies. Title Company is prepared to, and will, issue a standard form American Land Title Association ("ALTA") (as required by Buyer) owner's policy of title insurance with coverage in the amount of the Purchase Price, insuring that fee simple title to the Property vests in Buyer subject only to (i) standard printed form exclusions from coverage of such policy of title insurance, and (ii) the Permitted Title Exceptions.

                  6.1.5 Option Agreement. Buyer and Seller shall have deposited with Escrow Agent a fully executed and original option agreement pursuant to which Buyer has granted to Seller an exclusive option to purchase the Property on terms and conditions mutually acceptable to Buyer and Seller.

                    ARTICLE 7 - Prorations. Credits and Costs

         7.1 Prorations. Escrow Agent shall prorate (that is, apportion) between the parties, in cash, to the Closing Date on the basis of a 30-day month, the following:

                  7.1.1 Taxes. General and special real estate and personal property taxes, based on the regular tax bill for the fiscal year in which the Escrow closes (or, if such tax bill has not been issued as of the Closing Date, the regular tax bill for the fiscal year preceding that in which the Escrow closes).

                  7.1.2 Utilities. To the extent applicable, all utilities, including gas, water, sewer, electricity, telephone and other utilities supplied to the Property shall be read as of the Closing Date. Seller shall be responsible for payment of all amounts applicable to time periods prior to the Closing, and Buyer shall be responsible for all time periods thereafter.


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                  7.1.3 Other Items. All other proratable items including,
without limitation, insurance premiums, licenses, permits, and refuse collection.

         7.2 Closing Costs. Each party shall pay the cost of preparing the instruments to be furnished by such party and any attorneys' fees incurred by such party. The cost of the ALTA title insurance policy premium, the recording fee for the deed and the real estate transfer tax shall be paid by Seller. All other closing costs shall be paid equally by the parties.

        ARTICLE 8 - Warranties. Representations and Assurances of Seller

         Seller hereby represents and warrants to Buyer all of the following, each of which is true in all respects as of the date of this Agreement and shall be so at Closing.

         8.1 Actions. Suits or Proceedings. Seller has not received notice of, and has no knowledge of, any actions, suits, or proceedings which are pending or threatened before any court or governmental department, commission, board, bureau, agency or instrumentality that would materially and adversely affect the Property or the right to occupy or utilize it.

         8.2 Power and Authority. Seller has the full right and authority to enter into this Agreement and consummate the transactions contemplated herein; each of the persons signing this Agreement on behalf of Seller is authorized to so sign; and the execution, consent or acknowledgement of no other person or entity is necessary in order to validate the execution of this Agreement by Seller.

         8.3 Other Agreements. Entry into this Agreement, and the performance by Seller of its obligations hereunder, does not contravene or constitute a breach of any agreement, contract or indenture to which Seller is a party.

         8.4 Liens and Encumbrances. To the knowledge of Seller, except as may be disclosed in the Title Report or the Materials, there are no unrecorded leases, easements or encumbrances which affect title to the Property.

         8.5 No Notice of Pending Condemnation. Seller has not received notice of, and has no knowledge of, any pending or threatened condemnation of all or any part of the Property.

         8.6 Compliance. Seller has no knowledge of any aspect or condition of the Property which violates applicable laws, rules, regulations, codes, or covenants, conditions or restrictions, or of improvements or alterations made to the Property without a permit where one was required, or of any unfulfilled order or directive from any applicable governmental agency, or any casualty insurance company that any work of investigation, remediation, repair, maintenance or improvement is to be performed on the Property.

         8.7 Maintenance During Escrow and Condition at Closing. Seller shall maintain the Property until Closing in its present condition, acts of God excepted.

         8.8 Changes in Agreements. Prior to Closing, Seller will not knowingly violate or modify, either orally or in writing, any agreement affecting the Property, or create any new agreements affecting the Property, without Buyer's written approval.

         8.9 Possessory Right. No person, except Los Reyes presently and Seller at Closing, has any right to possession of the Property.

         8.10 Mechanics' Liens. To the best knowledge of Seller, there will be no unsatisfied mechanic's or materialman's lien rights concerning the Property after

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Closing.

         8.11 No Seller Bankruptcy Proceedings. Seller is not the subject of a bankruptcy proceeding.

         8.12 True and Correct Documents. All copies of documents furnished to Buyer by Seller or its counsel in connection with this transaction are true, correct and complete copies of the originals.

         8.13 Hazardous Substances/Storage Tanks. Seller has no knowledge, except as otherwise disclosed to Buyer in writing, of the existence or prior existence on the Property of any hazardous substance which would, under any applicable federal, state or local laws, rules or regulations, require remedial action, or of the existence or prior existence of any above or below ground storage tank or tanks on or about the Property.

         8.14 Notice of Change. Seller will promptly notify buyer of any fact or circumstance which becomes actually known to Seller between the date of this Agreement and the Closing which renders untrue any representation made by Seller in this Article.

         8.15 Los Reyes Option. Seller will exercise good faith and diligent efforts to comply with and fulfill all remaining obligations of Seller under the Los Reyes Option, as exercised, in order to purchase the Property from Los Reyes.

         8.16 No Material Defaults. There are no material defaults in the Development Agreement with Clark County concerning the Property. The Development Agreement is valid and enforceable.

         ARTICLE 9 - Warranties, Representations and Assurances of Buyer

Buyer warrants and represents to Seller as follows:

         9.1 Power and Authority. Buyer has the full right and authority to enter into this Agreement and consummate the transactions contemplated herein; each of the persons signing this Agreement on behalf of buyer is authorized to so sign; and the execution, consent or acknowledgement of no other person or entity is necessary in order to validate the execution of this Agreement by Buyer.

         9.2 Other Agreements. Entry into its Agreement, and the performance by Buyer of its obligations hereunder, does not contravene or constitute a breach of any agreement, contract or indenture to which Buyer is a party.

         9.3 Note Payments. Buyer will not prepay any portion of the Note prior to the lapse of one hundred twenty (120) days from and after the Closing Date.

                         ARTICLE 10 - Seller's Indemnity

         In addition to any remedies and claims for damages Buyer may have as a result of Seller's breach, if any, of the representations and warranties set forth in Article 8, Seller shall indemnify and hold Buyer harmless from and against any and all claims, losses, liabilities and expenses (including court costs and reasonable attorneys' fees) arising out of or in connection with any failure of the Property to comply fully, as of the Closing, with any and all environmental laws, ordinances, rules and regulations applicable to the Property.

                        ARTICLE 11- Brokerage Commissions

      Each party warrants to the other that the warranting party has incurred no obligations, by reason of this Agreement or the transaction contemplated hereby, for a real estate brokerage commission or finder's fee for which the other party would be liable. Each party will hold the other party free and harmless from and

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against any damage or expense the other party may incur by reason of the untruth as to the warranting party of the foregoing warranty, including expenses for attorneys' fees and court costs.

                     ARTICLE 12 - Default by Seller or Buyer

         12.1 LIQUIDATED DAMAGES FOR BUYER'S DEFAULT. BUYER AND SELLER ACKNOWLEDGE AND AGREE THAT: (1) IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO DETERMINE SELLER'S ACTUAL DAMAGE IN THE EVENT OF BUYER'S FAILURE TO CLOSE ESCROW FOR ANY REASON OTHER THAN SELLER'S DEFAULT; AND (2) TAKING INTO ACCOUNT ALL OF THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, INCLUDING THE EXISTENCE OF OTHER INTERESTED PURCHASERS, THE AMOUNT OF ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00) IS A REASONABLE ESTIMATE OF SELLER'S ACTUAL DAMAGES IN THE EVENT OF BUYER'S BREACH OR FAILURE TO CLOSE ESCROW. CONSEQUENTLY, FOR ANY REASON OTHER THAN SELLER'S BREACH, SELLER'S SOLE AND EXCLUSIVE REMEDY AT LAW OR IN EQUITY SHALL BE TO TERMINATE THIS AGREEMENT AND TO RECEIVE FROM BUYER AND BUYER AGREES TO IMMEDIATELY PAY TO SELLER, THE LIQUIDATED DAMAGES AMOUNT OF ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00).

         12.2 Buyer's Remedies. If Seller fails to complete the sale of the Property, such failure constitutes a breach of this Agreement, and Buyer is not in breach of this Agreement, Buyer shall be entitled to all remedies available in equity or at law.

                              ARTICLE 13 - Notices

         13.1 Time of Delivery, Addresses. Unless otherwise specifically provided in this Agreement, all notices, demands or other communications given hereunder shall be in writing and will be deemed to have been duly delivered upon personal delivery, as of the next day after deposit with a commonly accepted courier for overnight delivery, or as of the third business day after mailing by United States certified mail, return receipt requested, postage prepaid, and addressed as follows:


                  If to Seller, to:      Victorson & Associates, Inc.
                                         Fred Victorson
                                         3301 West Spring Mountain Road, Suite 9
                                         Las Vegas, Nevada 89108

                  With copy to:          Michael H. Singer, Esq.
                                         520 South Fourth Street, 2nd Floor
                                         Las Vegas, Nevada 89101-6593

                  If to Buyer, to:       American Casino Enterprises, Inc.
                                         6243 Industrial Road
                                         Las Vegas, Nevada 89108

                  With copies to:        Dave Davis, Esq.
                                         Hale, Lane, Peek, Dennison, Howard,
                                         Anderson and Pearl
                                         100 West Liberty Street, 10th Floor
                                         Reno, Nevada 89501


                                         Jay H. Brown, Esq.
                                         520 South Fourth Street
                                         Las Vegas, Nevada 89101-6593

                  If to Escrow
                  Agent, to:             United Title of Nevada
                                         2300 W. Sahara, Suite 140
                                         Las Vegas, Nevada 89102

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or such other address as any party may designate to the others for such purpose in the manner set forth above.

                         ARTICLE 14 - General Provisions

         14.1 Survival of Provisions. The representations, warranties, agreements and indemnities set forth in this Agreement shall remain operative, shall be deemed made at Closing, and shall survive the Closing for a period not to exceed one year.

         14.2 Captions. Captions in this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement.

         14.3 Entire Agreement. This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Agreement.

         14.4 Modification. No modification, waiver or discharge of this Agreement shall be valid unless it is in writing and signed by the party against which the enforcement of the modification, waiver or discharge is or may be sought.

         14.5 Attorneys' Fees and Costs. If either party commences litigation or other proceedings (including, without limitation, arbitration) for the interpretation, reformation, enforcement or rescission of this Agreement, the prevailing party shall be entitled to recover from the other party an amount equal to reasonable attorneys' fees and court and other costs incurred.

         14.6 Successors. All terms of this Agreement shall be binding upon and inure to the benefit of the parties and their respective administrators or executors, successors and assigns; provided, however, that Buyer's rights and obligations hereunder may not be assigned or delegated.

         14.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute but one instrument.

         14.8 Time. Time is of the essence of this Agreement and in the performance and enforcement of each of the promises, covenants, representations and warranties of the parties contained herein. If an act is required to be performed on a certain day and such day is not a regular business day of Escrow Agent, the time of performance or measurement shall be extended to and including the next regular business day of Escrow Agent.

         14.9 Further Assurances. Each of the parties hereto shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent and agreements of the parties hereto.

         14.10 Authority. Each person signing this Agreement represents and warrants that he or she has the proper authority to bind the party on whose behalf he or she signs.

         14.11 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Nevada.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year appearing with their respective signatures.


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                                       SELLER:

                                       VICTORSON & ASSOCIATES, INC.,
                                       a Nevada corporation

Dated:   October 9, 1996               By: /s/ Fred H. Victorson
                                       FRED H. VICTORSON, PRESIDENT


Dated:   October 9, 1996               /s/ FRED VICTORSON, Individually

                                       BUYER:

Dated:   October 9, 1996               AMERICAN CASINO ENTERPRISES, INC.,
                                       a Nevada corporation

                                       By:___/s/ Audrey Knight Tassinari
                                       Audrey Knight Tassinari, Vice Pres.


                             CONSENT OF ESCROW AGENT

         United Title of Nevada agrees to (i) accept the foregoing Agreement,
(ii) be Escrow Agent under the Agreement, and (iii) be bound by the Agreement in the performance of its duties as Escrow Agent; however, the undersigned shall have no obligations, liability or responsibility (i) under this consent or otherwise, unless and until the Agreement, fully signed by the parties, has been delivered to the undersigned, or (ii) under any amendment to the Agreement unless and until the amendment is accepted by the undersigned in writing.

                                       UNITED TITLE COMPANY,
                                       a Nevada corporation

                                       By: /s/ Angelina S. Galindo
                                       Angelina S. Galindo
                                       Its: Senior Escrow Officer


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Exhibit A


Parcel 1:

The Southeast Quarter (SE l/4) of Section 20, Township 22 South, Range 60 East, M.D.B. & M., Clark County, Nevada.

Parcel 2:

The Southeast Quarter (SE 1/4) of the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of the Northeast Quarter (NE 1/4) of Section 20, Township 22 South, Range 60 East, M.D.M., Clark County, Nevada.



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